                                FACE OF SECURITY

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THOSE LAWS.

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT, DATED AS OF THE 8TH DAY OF AUGUST, 2000, AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. ANY TRANSFER NOT IN COMPLIANCE WITH SUCH AGREEMENT SHALL BE VOID. [THIS PARAGRAPH TO BE DELETED WHEN THIS SECURITY IS NO LONGER HELD BY A PURCHASER (AS DEFINED IN THE PURCHASE AGREEMENT) OR A PERMITTED TRANSFEREE (AS DEFINED IN THE PURCHASE AGREEMENT)]

No. P-1                                                      ** 120,000 SHARES**



               SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK
                           (PAR VALUE $1.00 PER SHARE)
               (INITIAL LIQUIDATION PREFERENCE $100.00 PER SHARE)

                                       OF

                                   AVAYA INC.

                  Avaya Inc., a Delaware corporation (the "Corporation"), hereby certifies that Warburg, Pincus Netherlands Equity Partners I, C.V. (the "Holder") is the registered owner of 120,000 fully paid and non-assessable shares of the Corporation's Series B Convertible Participating Preferred Stock, par value $1.00 and initial liquidation preference $100.00 per share (the "Series B Preferred Stock"). The shares of Series B Preferred Stock are transferable on the books and records of the Corporation, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series B Preferred Stock represented hereby shall in all respects be subject to the provisions of the Certificate of Incorporation, including the Certificate of Designation (the "Certificate of Designation") attached thereto as Exhibit A in respect of the Series B Preferred Stock, as the same may be amended from time to time (the "Certificate of Incorporation"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Incorporation.

                  Reference is hereby made to select provisions of the Series B Preferred Stock set forth on the reverse hereof, and to the Certificate of Incorporation, which select provisions and the Certificate of Incorporation shall for all purposes have the same effect as if set forth at this place.

                  Upon receipt of this certificate, the Holder is bound by the Certificate of Incorporation and is entitled to the benefits thereunder.

Dated:  October 2, 2000

                           AVAYA INC.


                           By:
                              --------------------------------------------------
                                Name:     Garry K. McGuire
                                Title:    Chief Financial Officer


                           By:
                              --------------------------------------------------
                                Name:     Pamela F. Craven
                                Title:    Vice President, General Counsel
                                          and Secretary

                             REVERSE OF SECURITY

                 The liquidation preference for each share of Series B Preferred Stock shall accrue at the applicable rate per annum as provided in the Certificate of Incorporation. Dividends on each share of Series B Preferred Stock shall accrue at the applicable rate per annum as provided in the Certificate of Incorporation. If the Corporation fails to pay the holder of any shares of Series B Preferred Stock, on the date specified for redemption in accordance with Section 6(b) of the Certificate of Designation, the redemption price calculated pursuant to Section 5 of the Certificate of Designation after such holder has delivered notice to the Corporation pursuant to Section 6(a) of the Certificate of Designation of its intention to exercise its redemption rights under Section 5 of the Certificate of Designation, (a) no dividends shall be declared or paid or set apart for payment, or other distribution declared or made, upon any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of any employee or director incentive or benefit plans or arrangements of the Corporation or any subsidiary of the Corporation or the payment of cash in lieu of fractional shares in connection therewith) for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities or the payment of cash in lieu of fractional shares in connection therewith) and (b) the Corporation shall not, directly or indirectly, make any payment on account of any purchase, redemption, retirement or other acquisition of any Parity Securities (other than for consideration payable solely in Junior Securities or the payment of cash in lieu of fractional shares in connection therewith); PROVIDED, HOWEVER, that this provision shall not be applicable at any time that the Corporation has paid, in accordance with Section 6(b) of the Certificate of Designation, the redemption price to each holder that has exercised its redemption right pursuant to Section 6(a) of the Certificate of Designation.

                 The shares of Series B Preferred Stock shall be redeemable as provided in the Certificate of Incorporation.

                 As required under Delaware law, the Corporation shall furnish to any holder of shares of Series B Preferred Stock, upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Corporation so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the class and series of shares of the Corporation.

                                 ASSIGNMENT FORM

                 FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series B Preferred Stock evidenced hereby to:

------------------------------------------------------------------------------
(INSERT ASSIGNEE'S SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)


------------------------------------------------------------------------------
(INSERT ADDRESS AND ZIP CODE OF ASSIGNEE)


and irrevocably instructs any officer or agent of the Corporation to transfer the shares of Series B Preferred Stock evidenced hereby on the books of the Corporation.

Date:

Signature:
      --------------------------------------------------------------------
      (SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THIS SERIES B PREFERRED STOCK CERTIFICATE.)
      Signature Guarantee:(1)





--------
     (1) (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange ACT of 1934, as amended.)

                          FORM OF NOTICE OF CONVERSION


TO:      Avaya Inc.

RE:      Election to convert Series B Convertible Participating Preferred Stock

                 The undersigned hereby irrevocably elects to convert _____ shares of Series B Convertible Participating Preferred Stock (the "Preferred Stock") of Avaya Inc. (the "Corporation"), represented by stock certificate No(s). ________ (the "Preferred Stock Certificates") into shares of common stock, par value U.S. $0.01 per share ("Common Stock"), of the Corporation according to the conditions of Exhibit A to the Corporation's Amended and Restated Articles of Incorporation establishing the terms of the Preferred Stock (the "Certificate of Designation"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned
(a) agrees to pay all transfer taxes payable with respect thereto and (b) is delivering herewith (i) $ ______ in respect of such taxes and (ii) duly executed instruments of transfer. Each Preferred Stock Certificate is attached hereto.

                  The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock have been and shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the "Act") and applicable state securities laws, or pursuant to an exemption from registration under the Act and such laws.

                  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

Date of Conversion:
                    ------------------------------------------------------------

Applicable Conversion Price:
                             ---------------------------------------------------

Number of shares of
Preferred Stock to be Converted:
                                 -----------------------------------------------

Number of shares of
Common Stock to be Issued:
                           -----------------------------------------------------

Holder:
        ------------------------------------------------------------------------

By:
    ----------------------------------------------------------------------------

Name:
      --------------------------------------------------------------------------

Title:
       -------------------------------------------------------------------------

Address:(1)
          ----------------------------------------------------------------------

Fax No.:
         -----------------------------------------------------------------------


(1) Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

                                                                      Schedule A



WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.

Aggregate Purchase Price:  **$12,000,000.00**
Number of Preferred Shares
being purchased from the Company:  120,000 shares
Fractional Interest in Series A Warrants:  3%
Fractional Interest in Series B Warrants:  3%


WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V.

Aggregate Purchase Price:  **$8,000,000.00**
Number of Preferred Shares
being purchased from the Company:  80,000 shares
Fractional Interest in Series A Warrants:  2%
Fractional Interest in Series B Warrants:  2%


WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.

Aggregate Purchase Price:  **$2,000,000.00**
Number of Preferred Shares
being purchased from the Company:  20,000 shares
Fractional Interest in Series A Warrants:  0.5%
Fractional Interest in Series B Warrants:  0.5%


WARBURG, PINCUS EQUITY PARTNERS, L.P.

Aggregate Purchase Price:  **$378,000,000.00**
Number of Preferred Shares
being purchased from the Company:  3,780,000 shares
Fractional Interest in Series A Warrants:  94.5%
Fractional Interest in Series B Warrants:  94.5%